Exhibit 10.1
                                                                    ------------

                                U.S. $250,000,000


                            364-DAY CREDIT AGREEMENT

                            Dated as of May 10, 2004

                                      Among

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                   as Company


                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders


                                 CITIBANK, N.A.
                             as Administrative Agent


                               JPMORGAN CHASE BANK
                              as Syndication Agent


                                 HSBC BANK USA,
                              LLOYDS TSB BANK PLC,
                                       and
                             UBS AG, STAMFORD BRANCH
                           as Co-Documentation Agents

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms..........................................................1
SECTION 1.02. Computation of Time Periods...................................................11
SECTION 1.03. Accounting Terms..............................................................11

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances..................................................................11
SECTION 2.02. Making the Advances...........................................................11
SECTION 2.03. Fees..........................................................................12
SECTION 2.04. Termination or Reduction of the Commitments...................................13
SECTION 2.05. Repayment of Advances.........................................................13
SECTION 2.06. Interest on Advances..........................................................13
SECTION 2.07. Interest Rate Determination...................................................13
SECTION 2.08. Optional Conversion of Advances...............................................15
SECTION 2.09. Prepayments of Advances.......................................................15
SECTION 2.10. Increased Costs...............................................................15
SECTION 2.11. Illegality....................................................................16
SECTION 2.12. Payments and Computations.....................................................16
SECTION 2.13. Taxes.........................................................................17
SECTION 2.14. Sharing of Payments, Etc......................................................19
SECTION 2.15. Evidence of Debt..............................................................19
SECTION 2.16. Use of Proceeds...............................................................19
SECTION 2.17. Extension of Termination Date.................................................19

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01.........................21
SECTION 3.02. Initial Advance to Each Designated Subsidiary.................................22
SECTION 3.03. Conditions Precedent to Each Borrowing, Extension Date and Term Loan
        Election............................................................................23
SECTION 3.04. Determinations Under Sections 3.01 and 3.02...................................23

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Company.................................23

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

SECTION 5.01. Affirmative Covenants.........................................................25
SECTION 5.02. Negative Covenants............................................................27
SECTION 5.03. Financial Covenants...........................................................30

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default.............................................................30

                                   ARTICLE VII

                                    GUARANTY

SECTION 7.01. Guaranty......................................................................33
SECTION 7.02. Guaranty Absolute.............................................................33
SECTION 7.03. Waivers and Acknowledgments...................................................34
SECTION 7.04. Subrogation...................................................................34
SECTION 7.05. Continuing Guaranty; Assignments..............................................35

                                  ARTICLE VIII

                                    THE AGENT

SECTION 8.01. Authorization and Action......................................................35
SECTION 8.02. Agent's Reliance, Etc.........................................................35
SECTION 8.03. Citibank and Affiliates.......................................................35
SECTION 8.04. Lender Credit Decision........................................................36
SECTION 8.05. Indemnification...............................................................36
SECTION 8.06. Successor Agent...............................................................36
SECTION 8.07. Sub-Agent.....................................................................36
SECTION 8.08. Other Agents..................................................................37

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. Amendments, Etc...............................................................37
SECTION 9.02. Notices, Etc..................................................................37
SECTION 9.03. No Waiver; Remedies...........................................................38
SECTION 9.04. Costs and Expenses............................................................38
SECTION 9.05. Right of Set-off..............................................................39
SECTION 9.06. Binding Effect................................................................39
SECTION 9.07. Assignments and Participations................................................39
SECTION 9.08. Confidentiality...............................................................42
SECTION 9.09. Designated Subsidiaries.......................................................42
SECTION 9.10. Governing Law.................................................................42
SECTION 9.11. Execution in Counterparts.....................................................42
SECTION 9.12. Judgment......................................................................42
SECTION 9.13. Jurisdiction, Etc.............................................................43
SECTION 9.14. Substitution of Currency......................................................43
SECTION 9.15. Patriot Act Notification......................................................43
SECTION 9.16. Waiver of Jury Trial..........................................................43


Schedules

Schedule I - List of Applicable Lending Offices
Schedule 5.02(e) - Acquisitions
Schedule 5.02(h) - Subsidiary Debt



Exhibits

Exhibit A    -    Form of Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Assignment and Acceptance
Exhibit D-1  -    Form of Opinion of Cleary, Gottlieb, Steen & Hamilton
Exhibit D-2  -    Form of Opinion of In-House Counsel of the Company
Exhibit E    -    Form of Designation Agreement

                            364-DAY CREDIT AGREEMENT

                            Dated as of May 10, 2004


               THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, JPMORGAN CHASE BANK, as Syndication Agent, HSBC BANK USA, LLOYDS TSB BANK PLC and UBS AG, STAMFORD BRANCH, as co-documentation agents, CITIGROUP GLOBAL MARKETS INC., as lead arranger and book manager, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).

               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

               "Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

               "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

               "Applicable Margin" means, as of any date prior to the Term Loan Conversion Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

               ---------------------- ----------------------- --------------------------
                                                                Applicable Margin for
                Public Debt Rating    Applicable Margin for       Eurocurrency Rate
                    S&P/Moody's         Base Rate Advances            Advances
               ---------------------- ----------------------- --------------------------
               Level 1
               -------
               BBB or Baa2 or above           0.000%                   0.600%
               ---------------------- ----------------------- --------------------------
               Level 2
               -------
               BBB- and Baa3                  0.000%                   0.700%
               ---------------------- ----------------------- --------------------------
               Level 3
               -------
               BBB- or Baa3                   0.000%                   0.925%
               ---------------------- ----------------------- --------------------------
               Level 4
               -------
               BB+ and Ba1                    0.000%                   1.200%
               ---------------------- ----------------------- --------------------------
               Level 5
               -------
               Lower than Level 4             0.100%                   1.600%
               ---------------------- ----------------------- --------------------------

        and, as of any date on and after the Term Loan Conversion Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

              ----------------------- ----------------------- --------------------------
                                                                 Applicable Margin for
                Public Debt Rating    Applicable Margin for       Eurocurrency Rate
                    S&P/Moody's         Base Rate Advances            Advances
              ----------------------- ----------------------- --------------------------
              Level 1
              -------
              BBB or Baa2 or above            0.375%                   1.875%
              ----------------------- ----------------------- --------------------------
              Level 2
              -------
              BBB- and Baa3                   0.625%                   2.125%
              ----------------------- ----------------------- --------------------------
              Level 3
              -------
              BBB- or Baa3                    0.875%                   2.375%
              ----------------------- ----------------------- --------------------------
              Level 4
              -------
              BB+ and Ba1                     2.250%                   3.750%
              ----------------------- ----------------------- --------------------------
              Level 5
              -------
              Lower than Level 4              3.000%                   4.500%
              ----------------------- ----------------------- --------------------------

               "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                      -------------------------- ------------------------
                          Public Debt Rating           Applicable
                             S&P/Moody's               Percentage
                      -------------------------- ------------------------
                      Level 1
                      -------
                      BBB or Baa2 or above               0.150%
                      -------------------------- ------------------------
                      Level 2
                      -------
                      BBB- and Baa3                      0.175%
                      -------------------------- ------------------------
                      Level 3
                      -------
                      BBB- or Baa3                       0.200%
                      -------------------------- ------------------------
                      Level 4
                      -------
                      BB+ and Ba1                        0.300%
                      -------------------------- ------------------------
                      Level 5
                      -------
                      Lower than Level 4                 0.400%
                      -------------------------- ------------------------

               "Applicable Utilization Fee" means, as of any date that the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                      -------------------------- ------------------------
                          Public Debt Rating           Applicable
                              S&P/Moody's            Utilization Fee
                      -------------------------- ------------------------
                      Level 1
                      -------
                      BBB or Baa2 or above               0.125%
                      -------------------------- ------------------------
                      Level 2
                      -------
                      BBB- and Baa3                      0.250%
                      -------------------------- ------------------------
                      Level 3
                      -------
                      BBB- or Baa3                       0.250%
                      -------------------------- ------------------------
                      Level 4
                      -------
                      BB+ and Ba1                        0.250%
                      -------------------------- ------------------------
                      Level 5
                      -------
                      Lower than Level 4                 0.500%
                      -------------------------- ------------------------

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

               "Assuming Lender" has the meaning specified in Section 2.17(c).

               "Assumption Agreement" has the meaning specified in Section 2.17(c).

               "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                      (a) the rate of interest announced publicly by Citibank in
               New York, New York, from time to time, as Citibank's base rate;

                      (b) the sum (adjusted to the nearest 1/4 of 1% or, if
               there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of
               (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing
               (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
               Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                      (c) 1/2 of one percent per annum above the Federal Funds
               Rate.

               "Base Rate Advance" means an Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(i).

               "Borrower Information" has the meaning specified in Section 9.08.

               "Borrowers" means, collectively, the Company and the Designated Subsidiaries from time to time.

               "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

               "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

               "Commitment" means as to any Lender the obligation of such Lender to make Advances to any Borrower in (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or
        (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.04.

               "Committed Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of The Swiss Federation, lawful currency of Japan, Euro and any other currency requested by the applicable Borrower that can be provided by all Lenders.

               "Consenting Lender" has the meaning specified in Section 2.17(b).

               "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its Consolidated financial statements as of such date.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

               "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses
        (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that the term "Debt" shall not include obligations under agreements providing for indemnification, deferred purchase price payments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock, whether by merger or otherwise.

               "Debt for Borrowed Money" of the Company means, without duplication, Debt for money borrowed (including unreimbursed drawings under letters of credit) or any capitalized lease obligation, any obligation under a purchase money mortgage, conditional sale or other title retention agreement or any obligation under notes payable or drafts accepted representing extensions of credit, but shall not include any Debt in respect of Hedge Agreements.

               "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               "Designated Subsidiary" means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.09.

               "Designation Agreement" means, with respect to any Designated Subsidiary, an agreement in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

               "Dollars" and the "$" sign each means lawful currency of the United States of America.

               "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

               "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-recurring restructuring charges in an amount not to exceed $275,000,000 (up to $240,000,000 of which may be cash charges) recorded in the financial statements of the Company and its Consolidated Subsidiaries for the fiscal quarter ended March 31, 2003 and each of the fiscal periods ending June 30, 2003, September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004 and
        September 30, 2004, (f) non-cash, non-recurring charges in an amount not to exceed $50,000,000 taken with respect to the impairment of the remaining book value of Cab (No. 1) Limited (formerly known as Brands Hatch Leisure Limited), Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, (g) all impairment charges taken with respect to capital expenditures made on or after January 1, 2003 on behalf of Cab (No. 1) Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, (h) non-cash, non-recurring goodwill or investment impairment charges in an amount not to exceed $300,000,000 taken in the fiscal periods ending September 30, 2003, December 31, 2003, March 31, 2004, June 30, 2004 and September 30,
        2004, (i) payments made by the Company not to exceed $135,000,000 (up to $40,000,000 of which may be in cash) relating to the settlement of certain litigation matters (j) $24,800,000 in respect of the early repayment by the Company of all amounts outstanding under each of its five Note Purchase Agreements with The Prudential Insurance Company of America dated as of May 26, 1994, April 28, 1995, October 31, 1996, August 19, 1997 and January 21, 1999, respectively, with respect to the fiscal quarter ending September 30, 2003, (k) from and after such time as the Company adopts the fair value based method of accounting for stock-based employee compensation in accordance with Statement of Financial Accounting Standards No. 123 and Statement of Financial Accounting Standards No. 148, non-cash charges related to such adoption and (l) cash payments made by the Company relating to the cash consideration paid by the Company not exceeding $160,000,000 in connection with the liabilities and obligations of Cab (No. 1) Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries, in each case determined in accordance with GAAP for such period minus gain realized by the Company upon the sale of NFO Worldwide, Inc. in accordance with GAAP.

               "Effective Date" has the meaning specified in Section 3.01.

               "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Company, each such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

               "Equivalent" in Dollars of any Committed Currency on any date means the equivalent in Dollars of such currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such currency in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency of Dollars means the equivalent in such currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

               "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
        (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

               "EURIBO Rate" means, for any Interest Period, the rate per annum appearing on Moneyline Telerate Markets Page 248 (or on any successor or substitute page, or any successor to or substitute for Moneyline Telerate Markets, providing rate quotations comparable to those currently provided on such page of Moneyline Telerate Markets, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.07).

               "Euro" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

               "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
        (a)(i) in the case of any Borrowing denominated in Dollars or any Committed Currency other than Euro, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Dollars or the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.07) or (ii) in the case of any Borrowing denominated in Euro, the EURIBO Rate by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

               "Eurocurrency Rate Advance" means an Advance denominated in Dollars or a Committed Currency that bears interest as provided in
        Section 2.06(a)(ii).

               "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in Section 6.01.

               "Extension Date" has the meaning specified in Section 2.17(b).

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "GAAP" has the meaning specified in Section 1.03.

               "Guaranteed Obligations" has the meaning specified in Section
        7.01.

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

               "Interest Expense" means, for any period, without duplication,
        (i) interest expense (including the interest component on obligations under capitalized leases), whether paid or accrued, on all Debt of the Company and its Consolidated Subsidiaries and (ii) only for purposes of
        Section 5.03(a)(ii), cash dividends, whether paid or accrued, on any preferred stock of the Company that is convertible into common stock of the Company within 48 months following the issuance thereof, in each case for such period.

               "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the applicable Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or nine or twelve months if available to all Lenders, as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                      (i) such Borrower may not select any Interest Period that
               ends after the Termination Date or, if the Advances have been converted to a term loan pursuant to Section 2.05 prior to such selection, that ends after the Maturity Date;

                      (ii) Interest Periods commencing on the same date for
               Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

                      (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                      (iv) whenever the first day of any Interest Period occurs
               on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "L/C Cash Deposit Account" means the interest bearing cash deposit account established and maintained by the Agent under and as defined in the 3-Year Credit Agreement dated as of May 10, 2004 among the Company, the initial lenders, initial issuing banks, swing line bank and other financial institutions party thereto and Citibank, as administrative agent.

               "Lenders" means the Initial Lenders and each Assuming Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a party hereto pursuant to Section 9.07.

               "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and the assignment of the right to receive income.

               "Loan Document" means this Agreement and the Notes, if any.

               "Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any other Loan Document or (c) the ability of the Company to perform its obligations under this Agreement or any other Loan Document.

               "Material Subsidiary" means each Consolidated Subsidiary of the Company organized in the United States or any political subdivision thereof that had, as of the end of the most recently ended fiscal year, aggregate revenues for such fiscal year equal to at least $25,000,000.

               "Maturity Date" means the earlier of (a) the first anniversary of the Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a multiemployer plan, as defined in
        Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

               "Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
        2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

               "Notice of Borrowing" has the meaning specified in Section
        2.02(a).

               "Payment Office" means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

               "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available Public Debt Rating announced by either S&P or Moody's; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 5 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if such ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher of such ratings, except that, in the event that (x) the lower of such ratings is more than one level below the higher of such ratings or (y) the lower of such ratings is below investment grade and the higher of such ratings is investment grade, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the level immediately above the lower of such ratings; (d) if any such rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

               "Ratable Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate Commitments at such time and (b) such amount.

               "Reference Banks" means Citibank, HSBC Bank USA and JPMorgan Chase Bank.

               "Register" has the meaning specified in Section 9.07(d).

               "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate outstanding principal amount (based on the Equivalent in Dollars at such time) of the Advances, or, if no such principal amount is then outstanding, Lenders having at least a majority in amount of the Commitments.

               "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

               "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "SPC" has the meaning specified in Section 9.07(f) hereto.

               "Sub-Agent" means Citibank International plc.

               "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

               "Term Loan Conversion Date" means the Termination Date on which all Advances outstanding on such date are converted into a term loan pursuant to Section 2.05.

               "Term Loan Election" has the meaning specified in Section 2.05.

               "Termination Date" means the earlier of (a) May 9, 2005, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section
        2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

               "Unused Commitment" means, with respect to each Lender at any time, (a) the amount of such Lender's Commitment at such time minus (b) the aggregate principal amount of all Advances (based in respect of any Advances denominated in a Committed Currency on the Equivalent in Dollars at such time) made by such Lender (in its capacity as a Lender) and outstanding at such time.

               "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

               SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP"), as amended by the Company's adoption of the fair value based method of accounting for stock-based employee compensation in accordance with Statement of Financial Accounting Standards No. 123 and Statement of Financial Accounting Standards No. 148.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

               SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) for all Borrowers not to exceed such Lender's Unused Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $100,000 in excess thereof in the case of Advances denominated in Dollars and the Equivalent of $5,000,000 or an integral multiple of $100,000 in excess thereof in the case of Advances denominated in any Committed Currency (determined on the date of the applicable Notice of Borrowing) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

               SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 12:00 noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by facsimile. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or facsimile in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance; provided, however, that if any such notice shall fail to specify a currency, Dollars shall be deemed to have been specified. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 4:00 P.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower requesting the Borrowing at the Agent's address referred to in Section 9.02 or, in the case of a Borrowing in a Committed Currency, at the applicable Payment Office, as the case may be.

               (b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 (or the Equivalent thereof in a Committed Currency) or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to
Section 2.07 or 2.11 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than twenty separate Borrowings.

               (c) Each Notice of Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, any Borrower requesting such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

               (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower proposing the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

               (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.03. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2004, and on the Termination Date.

               (b) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

               SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Company shall have the right, upon at least three Business Days' notice to the Agent, to permanently terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $100,000 in excess thereof.

               (b) Mandatory. On the Termination Date, if the Company has made the Term Loan Election in accordance with Section 2.05 prior to such date, and from time to time thereafter upon each prepayment of the Advances, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Commitments immediately prior to such reduction exceeds (ii) the aggregate unpaid principal amount of all Advances outstanding at such time.

               SECTION 2.05. Repayment of Advances. Each Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding. The Company may, upon not less than 15 days' notice to the Agent, elect (the "Term Loan Election") to convert all of the Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrowers shall repay in full ratably to the Lenders on the Maturity Date; provided that the Term Loan Election (x) may not be made if (A) the applicable conditions set forth in Section 3.03 are not met on the date of notice of the Term Loan Election or (B) Consolidated EBITDA for the Company and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended is less than $831,000,000 and (y) may not be consummated on the Term Loan Conversion Date if (A) the applicable conditions set forth in Section
3.03 are not met on the Term Loan Conversion Date or (B) Consolidated EBITDA for the Company and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended is less than $831,000,000. All Advances converted into a term loan pursuant to this Section 2.05 shall continue to constitute Advances except that the Borrowers may not reborrow pursuant to Section 2.01 after all or any portion of such Advances have been prepaid pursuant to Section 2.09.

               SECTION 2.06. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

               (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

               SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

               (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon (A) the applicable Borrower of such Eurocurrency Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) redenominate such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

               (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

               (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000 (or the Equivalent thereof in any Committed Currency), such Advances shall automatically Convert into Base Rate Advances.

               (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

              (f) If Moneyline Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,

              (i) the Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

              (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the applicable Borrower or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance, and

             (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

               SECTION 2.08. Optional Conversion of Advances. Each Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on each Borrower giving such notice.

               SECTION 2.09. Prepayments of Advances. (a) Optional. Each Borrower may, upon notice at least one Business Day prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $100,000 in excess thereof in the case of Advances denominated in Dollars and the Equivalent of $5,000,000 or an integral multiple of $100,000 in excess thereof in the case of Advances denominated in any Committed Currencies (determined on the date notice of prepayment is given) and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

               (b) Mandatory Prepayments. (i) If the Agent notifies the Company on the second Business Day prior to any interest payment date that the sum of
(A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (both (A) and (B) determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum after such payment to an amount not to exceed 100% of the aggregate Commitments of the Lenders. The Agent shall provide such notice to the Company at the request of any Lender.

              (ii) Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrowers shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the Company and the Lenders.

               SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall constitute prima facie evidence of such amounts.

               (b) If any Lender determines that due to the introduction of or any change in or in the interpretation of any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof, taking into consideration the policies of such Lender and any corporation controlling such Lender with respect to capital adequacy, increases or would increase the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such increase is based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type and the effect of such increase is to reduce the rate of return on such Lender's capital or on the capital of the corporation controlling such Lender, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall constitute prima facie evidence of such amounts.

               (c) If any governmental authority of the jurisdiction of any Committed Currency (or any other jurisdiction in which the funding operations of any Lender shall be conducted with respect to such Committed Currency) shall introduce or increase any reserve, liquid asset or similar requirement after the date hereof with respect to any category of deposits or liabilities customarily used to fund loans in such Committed Currency, or by reference to which interest rates applicable to loans in such Committed Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Advance denominated in a Committed Currency, and such Lender shall deliver to the relevant Borrowers a notice requesting compensation under this paragraph, then the relevant Borrowers will pay to such Lender on each date on which interest is paid pursuant to Section 2.06 with respect to each affected Advance denominated in a Committed Currency, an amount that will compensate such Lender for such additional cost. A certificate in reasonable detail as to the amount of such increased cost, submitted to the Company and the Agent by such Lender shall constitute prima facie evidence of such amounts.

               SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts after the date hereof that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such demand, (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

               SECTION 2.12. Payments and Computations. (a) Each Borrower shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 12:00 noon (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds and without deduction, set off or counterclaim. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to Section 2.17, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (c) Whenever any payment hereunder or under any Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

               SECTION 2.13. Taxes. (a) Any and all payments by each Borrower hereunder or under any Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or any Notes (hereinafter referred to as "Other Taxes").

               (c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under any Notes by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

               (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Company with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

               (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps at such Lender's expense as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

               SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its Ratable Share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

               SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

               (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

               (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

               SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Consolidated Subsidiaries, including commercial paper backstop and acquisition financing.

               SECTION 2.17. Extension of Termination Date. (a) Provided that the Company has not previously made a Term Loan Election pursuant to Section 2.05, at least 35 days but not more than 45 days prior to the Termination Date, the Company, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by 364 days from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 25 days prior to the Termination Date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 24 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Company on the next succeeding Business Day of the decision of the Lenders regarding the Company's request for an extension of the Termination Date.

               (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for 364 days; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection
(d) of this Section 2.17, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

               (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Company and the Agent. If after giving effect to the assignments of Commitments there remain any Commitments of Non-Consenting Lenders, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees (each, an "Assuming Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of such Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

              (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus
       (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

              (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

              (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid.

At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Agent an agreement in form and substance reasonably satisfactory to the Agent and the Company (each, an "Assumption Agreement"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) above, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.17) Lenders having Commitments in an amount equal to the greater of (x) 50% of the Commitments in effect immediately prior to the Extension Date and (y) the sum of the aggregate principal amount of the Advances made or assumed by the Consenting Lenders and the Assuming Lenders consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company, and, subject to the satisfaction of the applicable conditions in Article III, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender. Each Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

               SECTION 3.01. Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective as of the first date (the "Effective Date") on which the following conditions have been satisfied:

              (a) The Agent shall have received counterparts of this Agreement executed by the Company and the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Agreement.

              (b) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the invoiced accrued fees and expenses of counsel to the Agent).

              (c) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                     (i) The representations and warranties contained in Section
              4.01 are correct on and as of the Effective Date, and

                     (ii) No event has occurred and is continuing that
              constitutes a Default.

              (d) The Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

                     (i) Any Notes required by each Lender executed by the
              Company and made payable to the order of such Lender pursuant to
              Section 2.15.

                     (ii) Certified copies of the resolutions of the Board of
              Directors or the Finance Committee of the Board of Directors of the Company approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                     (iii) A certificate of the Secretary or an Assistant
              Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                     (iv) A favorable opinion of Nicholas J. Camera, General
              Counsel of the Company, and of Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, substantially in the form of Exhibits D-2 and D-1 hereto, respectively.

                     (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

              (e) The Company shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding, under the
       (i) 364-Day Credit Agreement dated as of May 15, 2003, as amended (the "Existing 364-Day Credit Agreement"), among the Company, the lenders parties thereto and Citibank, as agent, and the (ii) 5-Year Credit Agreement dated as of June 27, 2000, as amended and restated (the "Existing 5-Year Credit Agreement"), among the Company, the lenders parties thereto and Citibank, as agent, and each of the Lenders that is a party to the Existing 364-Day Credit Agreement and the Existing 5-Year Credit Agreement, respectively, hereby waives, upon execution of this Agreement, the three Business Days' notice required by Section 2.05 of the Existing 364-Day Credit Agreement and the Existing 5-Year Credit Agreement relating to the termination of commitments thereunder, respectively.

               SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date, and (except for any Notes) in sufficient copies for each Lender:

              (a) Any Notes required by each Lender executed by such Designated Subsidiary and made payable to the order of such Lender pursuant to
       Section 2.15.

              (b) Certified copies of the resolutions of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and any Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

              (c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and any Notes to be delivered by it and the other documents to be delivered by it hereunder.

              (d) A certificate signed by a duly authorized officer of the Company, certifying that such Designated Subsidiary has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Designated Subsidiary to execute and deliver its Designation Agreement and any Notes to be delivered by it and to perform its obligations hereunder and thereunder.

              (e) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

              (f) Favorable opinions of counsel (which may be in-house counsel) to such Designated Subsidiary substantially in the forms of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may request.

              (g) Such other approvals, opinions or documents as any Lender, through the Agent may reasonably request.

               SECTION 3.03. Conditions Precedent to Each Borrowing, Extension Date and Term Loan Election. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each extension of Commitments pursuant to
Section 2.17, the giving of notice and consummation of the Term Loan Election shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, the applicable Extension Date, the date of giving of notice of the Term Loan Election or the Term Loan Conversion Date (as the case may be) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment extension, notice of Term Loan Election and the acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such Extension Date, the date of notice of the Term Loan Election or the Term Loan Conversion Date, as the case may be, such statements are true):

              (a) the representations and warranties contained in Section 4.01 and, in the case of any Borrowing made to a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct on and as of such date, before and after giving effect to such Borrowing, such Extension Date or the Term Loan Conversion Date (as the case may be) and to the application by the applicable Borrower of the proceeds therefrom, as though made on and as of such date, and

              (b) no event has occurred and is continuing, or would result from such Borrowing, such Extension Date or the Term Loan Conversion Date (as the case may be) or from the application by the applicable Borrower of the proceeds therefrom, that constitutes a Default.

               SECTION 3.04. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Agent, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, as the case may be, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary, as applicable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

              (a) The Company is a corporation duly organized, incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

              (b) The execution, delivery and performance by the Company of this Agreement and the Notes to be delivered by it, if any, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

              (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes to be delivered by it, if any.

              (d) This Agreement has been, and each of the Notes to be delivered by it, if any, when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes to be delivered by it, if any, when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

              (e) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2003, and the related Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations and cash flows of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2003, and except as disclosed in the Company's reports filed with the SEC since such date and prior to the Effective Date, there has been no Material Adverse Change.

              (f) There is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

              (g) Each of the Company and its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code except when the failure to comply would not have a Material Adverse Effect. None of the Company or any of its ERISA Affiliates has incurred any unsatisfied material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

              (h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Following the application of the proceeds of each Advance, not more than 25% of the value of the property and assets of the Company and its Consolidated Subsidiaries taken as a whole, subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Debt within the scope of Section 6.01(d) will be "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

              (i) The Company is not (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              (j) The Company and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due reported on such returns or pursuant to any assessment received by the Company or any Consolidated Subsidiary, to the extent that such assessment has become due. The charges, accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate except for those which are being contested in good faith by the Company.

              (k) Each of the Company's Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

               SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

              (a) Compliance with Laws, Etc. Comply, and cause each of its Consolidated Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and applicable environmental laws, except where the necessity of compliance is being contested in good faith or where failure to comply would not have a Material Adverse Effect.

              (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Consolidated Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might solely by operation of law become a Lien upon its property; provided, however, that neither the Company nor any of its Consolidated Subsidiaries shall be required to pay or discharge any such tax, assessment, levy, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves in accordance with generally accepted accounting principles are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

              (c) Maintenance of Insurance. Maintain, and cause each of its Consolidated Subsidiaries to maintain, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole, with responsible and reputable insurance companies or associations, physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, public liability insurance in an amount not less than $25,000,000 and such other insurance covering such other risks as is customarily carried by companies of established reputations engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Consolidated Subsidiary operates; provided, however, that the Company and its Consolidated Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Consolidated Subsidiary operates and to the extent consistent with prudent business practice.

              (d) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Consolidated Subsidiaries to preserve and maintain, its existence, rights (constituent document and statutory) and franchises necessary in the normal conduct of its business, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole; provided, however, that the Company and its Consolidated Subsidiaries may consummate any merger or consolidation permitted under
       Section 5.02(b) and provided further that neither the Company nor any of its Consolidated Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Consolidated Subsidiary shall determine that the preservation thereof is no longer desirable in the normal conduct of the business of the Company or such Consolidated Subsidiary, as the case may be, and that the loss thereof is not material to the Company and its Consolidated Subsidiaries taken as a whole.

              (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof at their own expense, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Consolidated Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Consolidated Subsidiaries with any of their officers and with their independent certified public accountants, all as often as may reasonably be necessary to ensure compliance by the Company with its obligations hereunder.

              (f) Keeping of Books. Keep, and cause each of its Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Consolidated Subsidiary in accordance with sound business practices and applicable statutory requirements so as to permit the preparation of the Consolidated financial statements of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles in effect from time to time.

              (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Consolidated Subsidiaries to maintain and preserve, all of its properties that are used and useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

              (h) Reporting Requirements. Furnish to the Lenders or notify the Lenders of the availability of:

                     (i) as soon as available and in any event within 50 days
              after the end of each of the first three quarters of each fiscal year of the Company, the unaudited Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and unaudited Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (except for the absence of footnotes and subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles and a certificate of the chief financial officer, chief accounting officer or treasurer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 on the date of such balance sheet, provided that in the event that generally accepted accounting principles used in the preparation of such financial statements shall differ from GAAP, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                     (ii) as soon as available and in any event within 95 days
              after the end of each fiscal year of the Company, a copy of the audited financial statements for such year for the Company and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statement of operations and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year, in each case accompanied by the report thereon of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, together with a certificate of the chief financial officer, chief accounting officer or treasurer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 on the date of such financial statements, provided that in the event that generally accepted accounting principles used in the preparation of such financial statements shall differ from GAAP, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                     (iii) as soon as possible and in any event within ten days after the chief executive officer, chief operation officer, principal financial officer or principal accounting officer of the Company knows or has reason to know of the occurrence of each Default continuing on the date of such statement, a statement of such officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                     (iv) promptly after the sending or filing thereof, copies
              of all quarterly and annual reports and proxy solicitations that the Company sends to any of its securityholders, and copies of all reports on Form 8-K and registration statements for the public offering of securities (other than pursuant to employee Plans) that the Company or any Consolidated Subsidiary files with the Securities and Exchange Commission;

                     (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Consolidated Subsidiaries of the type described in Section 4.01(f); and

                     (vi) such other information respecting the financial
              condition or business of the Company or any of its Consolidated Subsidiaries as any Lender through the Agent may from time to time reasonably request.

        The financial statements required to be delivered pursuant to clauses
        (i) and (ii) and the reports and other materials required to be delivered pursuant to clause (iv) of this Section 5.01(h) shall be deemed to have been delivered on the date on which the Company notifies the Agent, in the case of clauses (i) and (ii), that the reports on Form 10-K and Form 10-Q, respectively, containing such financial statements and, in the case of clause (iv), that such reports and other materials have been posted on the SEC's website at www.sec.gov; provided that, notwithstanding the method of electronic delivery set forth in Section 9.02(b), the Company shall deliver paper copies of the reports (without the exhibits thereto) referred to in clauses (i), (ii) and (iv) of this
        Section 5.01(h) to the Agent or any Lender who requests the Company to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender and provided, further, that in every instance the Company shall provide paper copies of the certificates required to be delivered in accordance with this Section 5.01(h) until such time as the Agent shall provide the Company notice otherwise.

               SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

              (a) Liens, Etc. Create or suffer to exist, or permit any of its Consolidated Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its assets, whether now owned or hereafter acquired, other than:

                     (i) Liens existing on the date hereof;

                     (ii) any Lien existing on any asset of any corporation at
              the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                     (iii) any Lien on any asset securing Debt incurred or
              assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                     (iv) any Lien on any asset of any corporation existing at
              the time such corporation is merged into or consolidated with the Company or a Consolidated Subsidiary and not created in contemplation of such event;

                     (v) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                     (vi) any Lien created in connection with capitalized lease obligations, but only to the extent that such Lien encumbers property financed by such capital lease obligation and the principal component of such capitalized lease obligation is not increased;

                     (vii) Liens arising in the ordinary course of its business which (A) do not secure Debt and (B) do not in the aggregate materially impair the operation of the business of the Company and its Consolidated Subsidiaries, taken as a whole;

                     (viii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                     (ix) Liens securing taxes, assessments, fees or other
              governmental charges or levies, Liens securing the claims of materialmen, mechanics, carriers, landlords, warehousemen and similar Persons, Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other similar laws, Liens to secure surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, and attachment, judgment and other similar Liens arising in connection with court proceedings so long as the enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                     (x) any Liens on property arising in connection with a
              securities repurchase transaction;

                     (xi) any contractual right of set-off or any contractual
              right to charge or contractual security interest in or Lien on the accounts of the Company or any of its Consolidated Subsidiaries to effect the payment of amounts to such depositary institution whether or not due and payable in respect of any Debt or financing arrangement and any other Lien arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

                     (xii) any Liens on assets of Subsidiaries organized outside of the United States in favor of lenders under short-term working capital lines of credit entered into in the ordinary course of business;

                     (xiii) Liens arising in the ordinary course of banking
              transactions and securing Debt in an aggregate amount of not more than $15,000,000 that matures not more than one year after the date on which it is originally incurred;

                     (xiv) any Lien arising out of the L/C Cash Deposit Account;
              and

                     (xv) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of the Consolidated net worth of the Company and its Consolidated Subsidiaries.

              (b) Mergers, Etc. (i) Merge or consolidate with or into any Person (other than a Consolidated Subsidiary of the Company) except that the Company may agree to merge or consolidate any Consolidated Subsidiary with any Person in connection with an acquisition of such Person, (ii) sell, lease or otherwise transfer (whether in one transaction or a series of transactions) all or substantially all of the Company's business or assets (whether now owned or hereafter acquired) to any Person (other than a Consolidated Subsidiary of the Company) or (iii) except for the sale of Cab (No. 1) Limited, Octagon Worldwide Limited and Octagon Worldwide Inc. and their respective Subsidiaries or their assets (including without limitation, the termination of any lease agreement in connection therewith), permit any Consolidated Subsidiary to merge or consolidate with or into or transfer (whether in one transaction or a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to any Person except (x) the Company or another Consolidated Subsidiary of the Company or to any other Person if the Board of Directors of the Company (or the finance committee or an officer of the Company duly authorized for such purpose) determines in good faith that the Consolidated Subsidiary or the assets of such Consolidated Subsidiary, as the case may be, are not material to the Company and its Consolidated Subsidiaries taken as a whole, and (y) any Consolidated Subsidiary may merge with or consolidate into any Person in connection with an acquisition of such Person, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

              (c) Accounting Changes. Make or permit, or permit any of its Consolidated Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or applicable statutory requirements.

              (d) Change in Nature of Business. Engage, or permit any Consolidated Subsidiary to engage, predominantly in any business other than business of the same general type as conducted on the date hereof by the Company and its Consolidated Subsidiaries.

              (e) Acquisitions. Except as set forth on Schedule 5.02(e) and except for required payments, or optional payments made in lieu of required payments when in the best interest of the Company (as determined in good faith by the appropriate officers of the Company), pursuant to agreements relating to such purchases and acquisitions entered into prior to January 31, 2004, purchase or otherwise acquire all or substantially all of the assets, or a business unit or division, of any Person except to the extent that (i) the consideration of such purchase or acquisition consists solely of capital stock of the Company or (ii) the cash consideration of all such purchases and acquisitions shall not exceed $100,000,000 in the aggregate for any calendar year; provided that, if for any calendar year, the cash amount permitted above for such calendar year exceeds the aggregate cash consideration of such purchases and acquisitions for such calendar year, the Company and its Subsidiaries shall be permitted to make cash payments in respect of purchases and acquisitions in each succeeding calendar year, in the cash amount permitted above for such succeeding calendar year, in addition to the amount of such accumulated excess; provided, however, that the total amount of such consideration shall not exceed $250,000,000 in any calendar year.

              (f) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any shares of its common stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets, equity interests, obligations or securities to its stockholders as such (any of the foregoing, a "Restricted Payment"), except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii), (iv) or (v) below or would result therefrom, the Company may (i) declare and pay dividends and distributions payable either only in common stock of the Company or in a combination of common stock of the Company and cash to the extent permitted by clauses (iv) or (v) below, (ii) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock (A) with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights or (B) in connection with the exercise of options by the employees of the Company or its Subsidiaries, (iii) issue preferred stock (or the right to purchase preferred stock) of the Company in connection with a stockholders' rights plan, (iv) declare and pay cash dividends in an aggregate amount not exceeding $45,000,000 in any year with respect to any preferred stock of the Company that is convertible into common stock of the Company within 48 months following the issuance thereof, (v) make Restricted Payments in an aggregate amount of not more than $50,000,000 in any calendar year; provided that, if for any calendar year, the cash amount permitted above for such calendar year exceeds the aggregate amount of such Restricted Payments for such calendar year, the Company and its Subsidiaries shall be permitted to make cash payments in respect of Restricted Payments in each succeeding calendar year, in the cash amount permitted above for such succeeding calendar year, in addition to the amount of such accumulated excess; provided, however, that the total amount of such Restricted Payments shall not exceed $125,000,000 in any calendar year.

              (g) Capital Expenditures. Make, or permit any of its Consolidated Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Consolidated Subsidiaries to exceed $225,000,000 in any calendar year; provided that, if for any calendar year, the amount permitted above for such calendar year exceeds the Capital Expenditures made in such year, the Company and its Consolidated Subsidiaries shall be entitled to make Capital Expenditures in the immediately succeeding calendar year in an amount equal to the sum of (i) $225,000,000 and (ii) the lesser of (A) such excess and (B) $50,000,000. For purposes of this subsection, "Capital Expenditures" means, for any period, the sum of, without duplication, (x) all expenditures made, directly or indirectly, during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of a Person or have a useful life of more than one year plus (y) the aggregate principal amount of all Debt (including obligations under capitalized leases) assumed or incurred in connection with any such expenditures.

              (h) Subsidiary Debt. Permit any of its Consolidated Subsidiaries to create or suffer to exist, any Debt other than (without duplication):

                     (i) Debt owed to the Company or to a Consolidated
              Subsidiary of the Company,

                     (ii) Debt existing on the Effective Date and described on
              Schedule 5.02(h) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                     (iii) Debt secured by Liens permitted by Section 5.02(a),

                     (iv) unsecured Debt incurred in the ordinary course of
              business of the Company's Consolidated Subsidiaries organized outside the United States,

                     (v) book overdraft amounts outstanding at any time, and

                     (vi) unsecured Debt incurred in the ordinary course of
              business of the Company's Consolidated Subsidiaries organized in the United States in an aggregate amount at any time outstanding of not more than $25,000,000.

               SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

              (a) Interest Coverage Ratio. Maintain, as of the end of each fiscal quarter, a ratio of (i) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters then ended to (ii) Interest Expense during such period by the Company and its Consolidated Subsidiaries, of not less than 3.75 to 1.

              (b) Debt to EBITDA Ratio. Maintain, as of the end of each fiscal quarter, a ratio of (i) Debt for Borrowed Money as of the end of such fiscal quarter to (ii) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters then ended, of not greater than 3.25 to 1.

              (c) Minimum EBITDA. Maintain Consolidated EBITDA of the Company and its Consolidated Subsidiaries for each period of four fiscal quarters then ended of not less than $750,000,000.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) The Company or any other Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Company or any other Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable; or

              (b) Any representation or warranty made by the Company or any Designated Subsidiary (or any of its officers) in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or

              (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or (h), 5.02 (other than subsection (c) thereof) or 5.03; (ii) the Company or any other Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or (iii) the Company or any other Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

              (d) The Company or any of its Consolidated Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (but excluding Debt outstanding hereunder and Debt owed solely to the Company or to a Consolidated Subsidiary) of the Company or such Consolidated Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument creating or evidencing such Debt; or the Company or any of its Consolidated Subsidiaries shall fail to perform or observe any covenant or agreement to be performed or observed by it in any agreement or instrument creating or evidencing any such Debt and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any other event shall occur or condition shall exist under any agreement or instrument creating or evidencing any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument (and remain uncured three Business Days after the chief financial officer, chief operation officer, principal financial officer or principal accounting officer of the Company becomes aware or should have become aware of such event or condition), if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that the aggregate principal amount (or, in the case of any payment default, failure or other event in respect of a Hedge Agreement, the net amount due and payable under such Hedge Agreement as of the date of such payment default, failure or event) of all Debt as to which any such payment defaults (whether or not at stated maturity thereof), failures or other events shall have occurred and be continuing exceeds $10,000,000, provided, further, that if any of the failures, actions, conditions or events set forth above in this subsection (d) shall be taken in respect of, or occur with respect to, a Consolidated Subsidiary, such failure, action, condition or event shall not be the basis for or give rise to an Event of Default under this subsection (d) unless such failure, action, condition or event is not cured or such amount has not been repaid within five Business Days after the chief executive officer, chief operation officer, principal financial officer or principal accounting officer of the Company knows or has reason to know of the occurrence of such action or event; or

              (e) The Company or any of its Consolidated Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Consolidated Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Consolidated Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); provided, that if any of the actions or events set forth above in this subsection (e) shall be taken in respect of, or occur with respect to, a Consolidated Subsidiary, such action or event shall not be the basis for or give rise to an Event of Default under this subsection (e) if (x) the assets or revenues of such Consolidated Subsidiary and its Consolidated Subsidiaries, taken as a whole, comprise 5% or less of the assets or revenues, respectively, of the Company and its Consolidated Subsidiaries, taken as a whole, and (y) the aggregate assets and revenues of all Consolidated Subsidiaries otherwise subject to such actions or events set forth above do not comprise more than 15% of the assets or revenues, respectively, of the Company and its Consolidated Subsidiaries taken as a whole; or

              (f) Judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Company or any of its Consolidated Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
       (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (g) (i) Any Person or two or more Persons acting in concert (other than the Company or a Consolidated Subsidiary) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

              (h) The Company or any of its ERISA Affiliates shall incur liability, or in the case of clause (i) below, shall be reasonably likely to incur liability, in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event;
       (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

              (i) so long as any Consolidated Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company and the other Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE VII

                                    GUARANTY

               SECTION 7.01. Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees, as a guarantee of payment and not of collection, the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and any Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any other Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any such Borrower to the Agent or any Lender under or in respect of this Agreement or any Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

               SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, if any, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of the Company under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and any Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this
Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

              (a) any lack of validity or enforceability of this Agreement (other than this Article VII), the Notes, if any, or any agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, if any, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, if any, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

              (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

              (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or the Notes, if any, or any other assets of any Borrower or any of its Subsidiaries;

              (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

              (f) any failure of any Lender or the Agent to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to such Lender or the Agent (the Company waiving any duty on the part of the Lenders and the Agent to disclose such information); or

              (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender or the Agent that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or the Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

               SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that any Lender or the Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person.

               (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty under this
Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

               (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender or the Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Borrower, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

               (d) The Company hereby unconditionally and irrevocably waives any duty on the part of any Lender or the Agent to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of its Subsidiaries now or hereafter known by such Lender or the Agent.

               (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and any Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

               SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's Obligations under or in respect of this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender or the Agent against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article VII shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders and the Agent, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this
Article VII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to any Lender or the Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and
(iii) the Termination Date shall have occurred, the Lenders and the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Article VII.

               SECTION 7.05. Continuing Guaranty; Assignments. The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and
(ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and the Agent and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it, if any) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                                  ARTICLE VIII

                                    THE AGENT

               SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of any Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of any Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Company or any other Borrower pursuant to the terms of this Agreement.

               SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or any other Borrower or to inspect the property (including the books and records) of the Company or any other Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

               SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Company) from and against such Lender's Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

               (b) The failure of any Lender to reimburse the Agent promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any Notes. The Agent agrees to return to the Lenders their respective Ratable Shares of any amounts paid under this
Section 8.05 that are subsequently reimbursed by the Company or any Borrower.

               SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Company, each other Borrower and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as relate to the performance of its obligations hereunder.

               SECTION 8.08. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" (other than the Agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Notes, nor consent to any departure by the Company or any other Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or Section 3.02, (b) except as provided in Section 2.17(c), increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) except as provided in Section 2.17(b), postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Company under
Section 7.01 or release or otherwise limit the Company's liability with respect to its obligations under Article VII or (g) amend the definition of "Required Lenders" or this Section 9.01; provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent of Section 9.07(f) shall, unless in writing and signed by each Lender that has granted a funding option to an SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any Note.

               SECTION 9.02. Notices, Etc.(a) All notices and other communications provided for hereunder shall be either (x) in writing (including facsimile communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Company or any other Borrower, to (or in care of) the Company, at its address at 1114 Avenue of the Americas, New York, New York 10036, Attention: Senior Vice President and Treasurer (with a copy at the same address to the Senior Vice President and General Counsel); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent, provided that materials required to be delivered pursuant to Section 5.01(h)(i), (ii) or (iv) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the applicable Borrower by the Agent. All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

               (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Sections 5.01(h)(i), (ii) and
(iv) may be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. Each Borrower agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the applicable Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, any Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks (the "Platform"). Each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

               (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address or addresses to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address(es) for such Lender) and (ii) that any Notice may be sent to such e-mail address or addresses.

               SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, any Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, any Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

               (b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto. The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, if any, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

               (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of any Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a), such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

               (d) Without prejudice to the survival of any other agreement of the Company and the other Borrowers hereunder, the agreements and obligations of the Company and the other Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any Notes.

               SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the appropriate Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

               SECTION 9.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns, except that neither the Company nor any other Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

               SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Company (following a demand by such Lender pursuant to Section 2.10 or 2.13) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement related to the Commitments assigned thereby, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Company or the Agent, assign all or a portion of its rights to any of its Affiliates or to another Lender unless on the date of such assignment the assignee would be entitled to make a demand pursuant to Section 2.10 or 2.13, in which case such assignment shall be permitted only if the assignee shall waive in a manner satisfactory to the Company in form and substance its rights to make such a demand. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.10, 2.13 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

               (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

               (d) The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any rights as a Lender hereunder, including, without limitation, any right to make any demand under Section 2.10 or 2.13 or right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, any Notes or any fees or other amounts payable hereunder or reduce or limit the obligations of the Company under Section 7.01 or release or otherwise limit the Company's liability with respect to its obligations under Article VII or amend this Section 9.07(e) in any manner adverse to such participant, in each case to the extent subject to such participation.

               (f) Each Lender may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Advance that such Lender is obligated to fund under this Agreement (and upon the exercise by such SPC of such option to fund, such Lender's obligations with respect to such Advance shall be deemed satisfied to the extent of any amounts funded by such SPC); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including, without limitation, its obligations under Section 2.13) and (vi) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, such Note or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, such Note or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option. Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

               (g) Any Lender may, in connection with any assignment, participation or grant of funding option or proposed assignment, participation or grant of funding option pursuant to this Section 9.07, disclose to the assignee, participant or SPC or proposed assignee, participant or SPC, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee, participant or SPC or proposed assignee, participant or SPC shall agree to preserve the confidentiality of any Borrower Information relating to any Borrower received by it from such Lender.

               (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               SECTION 9.08.Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Company furnished to the Agent or the Lenders by the Company (such information being referred to collectively herein as the "Borrower Information"), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors who need to know the Borrower Information in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein),
(ii) to the extent requested by any applicable regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the extent necessary in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement for the benefit of the Company containing provisions substantially the same as those of this Section 9.08, to any assignee, participant, SPC, or prospective assignee, participant or SPC,
(vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Company that, to the knowledge of the Agent or such Lender, is not in violation of any confidentiality agreement with the Company and (viii) with the consent of the Company. Notwithstanding anything herein to the contrary, the Agent and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such U.S. tax treatment and tax structure.

               SECTION 9.09. .Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Agreement duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

               (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary then, so long as at the time no Notice of Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

               SECTION 9.10.Governing Law. This Agreement and the Notes, if any, shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

               (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

               (c) The obligation of the Company and each other Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Company and each other Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Company or such other Borrower such excess.

               SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, if any, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company and each other Borrower hereby further irrevocably consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Notes in the courts of any jurisdiction.

               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 9.14. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Company in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

               SECTION 9.15. Patriot Act Notification. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company and each other Borrower that pursuant to the requirements of Section 326 of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) and the promulgated regulations thereto (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

               SECTION 9.16. Waiver of Jury Trial. Each of the Company, each other Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.





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





                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.

                                  By:   /s/ Steven D. Berns
                                      --------------------------
                                  Title:  Senior Vice President and Treasurer


                                  CITIBANK, N.A., as Agent

                                  By:   /s/ Judith Green
                                      ---------------------------
                                  Title:  Vice President

                                        Initial Lenders
                                        ---------------
Commitment
----------
$44,642,857                             CITIBANK, N.A.

                                        By:   /s/ Judith Green
                                            --------------------------
                                        Title:  Vice President


$41,071,429                             JPMORGAN CHASE BANK

                                        By:   /s/ Rebecca Vogel
                                        Title:  Vice President


$14,285,714                             KEYBANK NATIONAL ASSOCIATION

                                        By:   /s/ Francis W. Lutz
                                            --------------------------
                                        Title:  Vice President


$31,250,000                             LLOYDS TSB BANK PLC

                                        By:   /s/ Windsor R. Davies
                                            --------------------------
                                        Title:  Director

                                        By:   /s/ Lisa Maguire
                                            ---------------------------
                                        Title:  Assistant Vice President


$39,285,714                             HSBC BANK USA

                                        By:   /s/ Johan Sorensson
                                            --------------------------
                                        Title:  Senior Vice President


$8,928,571                              ING BANK

                                        By:   /s/ Bill James
                                              ------------------------
                                        Title: Managing Director


$5,357,143                              ROYAL BANK OF CANADA

                                        By:   /s/ Suzanne Kaicher
                                            --------------------------
                                        Title:  Attorney-in-Fact


$33,928,571                             UBS LOAN FINANCE LLC

                                        By:   /s/ Doris Mesa
                                              ------------------------
                                        Title:  Associate Director

                                        By:   /s/ Joselin Fernandes
                                              ------------------------
                                        Title:  Associate Director


$22,321,429                             SUNTRUST BANK

                                        By:   /s/ Heidi M. Khambatta
                                            --------------------------
                                        Title:  Vice President


$8,928,571                              CALYON NEW YORK BRANCH

                                        By:    /s/ Scott R. Chappekka
                                              ------------------------
                                        Title:  Vice President

                                        By:   /s/ Alexander Averbukh
                                              ------------------------
                                        Title:  Director


$250,000,000      Total of the Commitments